Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Record Net Revenue in 2017

•	Record net revenue of $621.4 million in 2017, up 6.7% compared to 2016, driven by strong fourth quarter net revenue of $169.4 million.

•	Executive Search net revenue grew 10.6% in the fourth quarter and 8.8% for the year, with all three regions contributing to the increase in both periods.

•	Reflecting impairment charges and strategic actions, the reported operating loss was $18.8 million in the fourth quarter and $26.5 million in 2017.

•	Excluding special items, adjusted operating income* increased 10.3% to $8.5 million in the fourth quarter and increased 17.4% to $41.4 million for the year.

•	Net income and earnings per share in the fourth quarter and the year were further impacted by charges resulting from the enactment into law of the U.S. Tax Cuts and Jobs Act (TCJA) in December 2017.

(In thousands, except per share amounts) (Unaudited)	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016	Year Ended December 31, 2017		Year Ended December 31, 2016
	GAAP	Adjusted*	GAAP	GAAP	Adjusted*	GAAP
Net revenue (before reimbursements)	$169,380	$169,380	$159,821	$621,400	$621,400	$582,390
Operating income (loss)	(18,772)	8,458	7,665	(26,523)	41,366	35,233
Net income (loss)	(39,208)	2,777	493	(48,635)	20,874	15,413
Diluted earnings (loss) per share	($2.09)	$0.15	$0.03	($2.60)	$1.09	$0.81

*Refer to “Non-GAAP Financial Measures” at the end of this release for a discussion of the non-GAAP financial measures used in this release and the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures detailed in the attached schedule.

CHICAGO, February 26, 2018—Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier provider of executive search, leadership assessment and development, organization and team effectiveness, and culture shaping services globally, today announced financial results for its fourth quarter and fiscal year ended December 31, 2017.

“Our record net revenue in 2017 was driven by the growth of Executive Search in all three regions and by Leadership Consulting,” said Krishnan Rajagopalan, Heidrick & Struggles President and Chief Executive Officer. “We also made significant strides in lowering the run rate of our general and administrative and business support expenses. These actions allow us to shift the focus of our capital to investments that support the growth of our businesses, including technology, while helping the firm achieve improved operating margins on a more sustained basis.”

2017 Fourth Quarter Results

Consolidated net revenue (revenue before reimbursements) increased 6.0 percent, or $9.6 million, to $169.4 million from $159.8 million in the 2016 fourth quarter. Excluding the impact of exchange rate fluctuations which positively impacted results by $3.6 million, or 2.1 percent, consolidated net revenue increased 3.8 percent or $6.0 million.

Executive Search net revenue increased 10.6 percent year over year, or $14.2 million, to $148.9 million from $134.7 million in the 2016 fourth quarter. Excluding the impact of exchange rate fluctuations, revenue increased 8.3 percent or $11.2 million. All three regions contributed to growth in Search. Net revenue increased 10.3 percent in the Americas region, 16.1 percent in Europe (7.8 percent on a constant currency basis), and 3.9 percent in Asia Pacific (2.5 percent on a constant currency basis). The four largest industry practices—Financial Services, Industrial, Global Technology & Services, and Consumer Markets—all contributed to growth in the fourth quarter.

There were 346 Executive Search consultants at December 31, 2017 compared to 335 at December 31, 2016. Productivity, as measured by annualized Executive Search net revenue per consultant, was $1.7 million in the 2017 fourth quarter compared to $1.6 million in the 2016 fourth quarter. The number of confirmed searches in the 2017 fourth quarter increased 4.5 percent compared to the 2016 fourth quarter and the average revenue per executive search was $132,800 compared to $126,300 in the 2016 fourth quarter.

Leadership Consulting net revenue declined 27.9 percent, or $4.3 million, to $11.3 million from $15.6 million in the 2016 fourth quarter. Excluding the impact of exchange rate fluctuations, Leadership Consulting revenue declined 30.5 percent or $4.8 million. The year-over-year decline mostly reflects the timing of large projects and the resulting quarterly variability of results. There were 19 Leadership Consulting consultants at December 31, 2017 compared to 22 at December 31, 2016.

Culture Shaping net revenue declined 3.5 percent, or $0.3 million, to $9.2 million from $9.5 million in the 2016 fourth quarter. Excluding the impact of exchange rate fluctuations, Culture Shaping revenue declined 4.7 percent or $0.4 million. There were 17 Culture Shaping consultants at December 31, 2017, the same as at December 31, 2016.

Consolidated salaries and employee benefits expense in the 2017 fourth quarter increased 11.6 percent, or $13.0 million, to $125.1 million from $112.1 million in the 2016 fourth quarter. Fixed compensation expense declined $0.5 million and variable compensation expense increased $13.5 million, primarily reflecting higher bonus accruals for Search consultant performance. Salaries and employee benefits expense was 73.8 percent of net revenue for the quarter compared to 70.1 percent in the 2016 fourth quarter.

General and administrative expenses declined 10.6 percent, or $4.2 million, to $35.9 million from $40.1 million in the 2016 fourth quarter. Savings were achieved in a number of run rate expenses, but the primary drivers of the decline were lower intangible amortization and accretion expense related to acquisitions and lower professional services fees. As a percentage of net revenue, general and administrative expenses were 21.2 percent compared to 25.1 percent in the 2016 fourth quarter.

In the fourth quarter, the company recorded a non-cash impairment charge of $11.6 million to write off the carrying value of the intangible assets and goodwill related to its Leadership Consulting business. The uncertainty around the pace and timing of growth in profitability in this segment as the company invests in talent and service offerings were among the factors resulting in the impairment. This non-cash impairment charge does not impact the company’s normal business operations, cash flow from operating activities, free cash flow, liquidity, or availability under its credit facilities. In January 2018, Leadership Consulting was combined with Culture Shaping to create Heidrick Consulting, a comprehensive offering of the firm’s advisory services.

Also in the fourth quarter, the company recorded restructuring charges of $15.7 million related to strategic actions taken to reduce overall costs and improve operational efficiencies. The charges consist of employee-related costs, including severance, associated with a global workforce reduction of approximately 14 percent, professional services fees, and expenses associated with consolidating or closing three of its offices, one in each region.

Reflecting the impairment and restructuring charges, the company reported an operating loss in the 2017 fourth quarter of $18.8 million. This compares to operating income of $7.7 million and operating margin of 4.8 percent in the 2016 fourth quarter. Excluding impairment and restructuring charges totaling $27.2 million, adjusted operating income in the 2017 fourth quarter would have been $8.5 million and the adjusted operating margin would have been 5.0 percent. Adjusted EBITDA in the 2017 fourth quarter declined $1.7 million, to $13.2 million compared to $14.9 million in the 2016 fourth quarter. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net revenue) in the 2017 fourth quarter was 7.8 percent compared to 9.3 percent in the 2016 fourth quarter.

In the 2017 fourth quarter, the net loss was $39.2 million and basic and diluted loss per share was $2.09. Despite the loss, the company had tax expense of $20.1 million, representing an effective tax rate of negative 105.4 percent. The tax rate was mostly impacted by charges resulting from the enactment into law of the U.S. Tax Cuts and Jobs Act (TCJA) in December 2017. These charges included $14.5 million related to the write-down of the value of the company’s U.S. deferred tax assets as a result of the reduction in the U.S. corporate income tax rate from 35 percent to 21 percent and a charge of $9.2 million to establish a valuation allowance for its foreign tax credit carry forward because provisions in the new legislation will likely restrict their use going forward. Excluding the impairment and restructuring charges and the two tax-related charges, adjusted net income would have been $2.8 million and adjusted diluted earnings per share would have been $0.15 based on an effective tax rate of 65.9 percent. In the 2016 fourth quarter, the company reported net income of $0.5 million and diluted earnings per share of $0.03 based on an effective tax rate of 94.9 percent that mostly reflected the company’s repatriation of dividends from foreign operations to the U.S.

Net cash provided by operating activities in the 2017 fourth quarter was $103.0 million, compared to $73.8 million in the 2016 fourth quarter. Cash and cash equivalents at December 31, 2017 were $207.5 million compared to $165.0 million at December 31, 2016, and $105.7 million at September 30, 2017.

2017 Results

For the fiscal year ended December 31, 2017, consolidated net revenue increased 6.7 percent, or $39.0 million, to a record $621.4 million from $582.4 million in 2016. Excluding the impact of exchange rate fluctuations which negatively impacted results by $1.4 million, or 0.2 percent, consolidated net revenue increased 6.9 percent or $40.4 million.

Executive Search net revenue increased 8.8 percent, or $44.7 million, to $552.0 million from $507.4 million in 2016. Net revenue increased 8.5 percent in the Americas (approximately 8.3 percent on a constant currency basis), 15.3 percent in Europe (approximately 16.2 percent on a constant currency basis), and 1.9 percent in Asia (approximately 1.4 percent on a constant currency basis). All of the industry practices contributed to growth in 2017. Productivity, as measured by annualized Executive Search net revenue per consultant, was $1.6 million in 2017, the same as in 2016. The number of executive searches confirmed in 2017 increased 4.5 percent and the average revenue per executive search increased to $120,300 from $117,700 in 2016.

Leadership Consulting net revenue increased 6.2 percent, or $2.4 million, to $41.2 million from $38.8 million in 2016. Excluding the impact of exchange rate fluctuations, Leadership Consulting revenue increased 8.8 percent or $3.4 million. The year-over-year increase reflects contribution from the acquisitions of Decision Strategies International (DSI) in February 2016 and Philosophy IB in September 2016.

Culture Shaping net revenue declined 22.3 percent, or $8.1 million, to $28.1 million from $36.2 million in 2016. Excluding the impact of exchange rate fluctuations, Culture Shaping revenue declined 21.7 percent or $7.9 million. The decline in revenue reflected lower consulting revenue and a decline in enterprise license agreements.

The operating loss in 2017 was $26.5 million and the operating margin was negative 4.3 percent compared to operating income of $35.2 million in 2016 and operating margin of 6.0 percent. Adjusted EBITDA in 2017 was $60.1 million and Adjusted EBITDA margin was 9.7 percent, compared to Adjusted EBITDA of $61.2 million and Adjusted EBITDA margin of 10.5 percent in 2016.

Four unusual items contributed to the reported decline in operating income in 2017. In the first quarter, the company reached a settlement with Her Majesty’s Revenue & Customs (“HMRC”) in the United Kingdom regarding HMRC’s challenge of the tax treatment of certain contributions made to Employee Benefits Trusts (“EBT”) between 2002 and 2008. This settlement resulted in $1.5 million of salaries & employee benefits expense. In the second quarter, the company recorded a non-cash impairment charge of $39.2 million to write off the carrying value of the intangible assets and goodwill related to its Culture Shaping business. And in the fourth quarter, as described earlier in this release, the company recorded a non-cash impairment charge of $11.6 million related to its Leadership Consulting business and a restructuring charge of $15.7 million. Absent these four items in 2017, adjusted operating income would have been $41.4 million and the adjusted operating margin would have been 6.7 percent compared to operating income of $35.2 million in 2016 and operating margin of 6.0 percent.

In 2016, there were two unusual items that impacted operating income. In the first quarter of 2016, following the acquisitions of Co Company and Decision Strategies International (DSI), the company realigned its Leadership Consulting business which resulted in approximately $2.1 million of non-recurring expenses, primarily in Europe. Additionally, the company invested $6.7 million in 2016 in new and existing leadership and client service talent for its Culture Shaping business.

The net loss in 2017 was $48.6 million and the diluted loss per share was $2.60. Despite the loss, the company had tax expense of $19.2 million, representing an effective tax rate of negative 65.3 percent. The effective tax rate in 2017 was mostly impacted by the tax reform legislation discussed earlier in the release, losses incurred that could not be benefitted for tax purposes and the impact of the non-deductibility of the EBT settlement, as well as other discrete items. Excluding the EBT settlement, the impairment and restructuring charges, and the impact of the tax change legislation, adjusted net income would have been $20.9 million and adjusted diluted earnings per share would have been $1.09 based on an effective tax rate of 48.9 percent. Net income in 2016 was $15.4 million and diluted earnings per share were $0.81, reflecting an effective tax rate of 59.2 percent. The company anticipates that the effective tax rate in 2018 will decrease to between 38 percent and 40 percent primarily as a result of the U.S. corporate income tax rate reduction.

Net cash provided by operating activities in 2017 was $67.0 million, compared to $24.8 million in 2016.

2018 Outlook

The company is forecasting first quarter 2018 consolidated net revenue of between $150 million and $160 million. This forecast is based on the average currency rates in December 2017 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Heidrick Consulting assignments, the current backlog, consultant productivity, consultant retention, and the seasonality of its business. Beginning January 1, 2018, the Leadership Consulting and Culture Shaping businesses were combined and will be reported as one segment, Heidrick Consulting.

Rajagopalan added, “Market demand for executive search and leadership advisory services remains strong and we intend to improve on the record revenue we achieved in 2017. The strategic actions that we have taken position us to execute our plan to drive profitable growth and operating excellence. The launch of Heidrick Consulting earlier this month directly complements our core Executive Search business as we help clients successfully navigate volatile and fast-changing markets.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review its fourth quarter and fiscal 2017 results today, February 26, at 4:00 pm Central Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the senior-level talent and leadership needs of the world’s top organizations as a trusted advisor across executive search, leadership assessment and development, organization and team effectiveness, and culture shaping services. Heidrick & Struggles pioneered the profession of executive search more than 60 years ago. Today, the firm provides integrated leadership solutions to help our clients change the world, one leadership team at a time.® www.heidrick.com

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA, Adjusted EBITDA margin, Adjusted operating income and Adjusted operating margin, Adjusted net income and Adjusted diluted earnings per share.

•	Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, goodwill and intangible asset impairment, and other non-operating income (expense).

•	Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. A reconciliation of Adjusted EBITDA to Net Income is provided on the last schedule of this release.

•	Adjusted operating income refers to operating income excludes the expense associated with a settlement with the HMRC related to the taxation of a legacy U.K. benefit trust obligation in the 2017 first quarter, impairment charges in the 2017 second quarter, impairment charge in the 2017 fourth quarter, and restructuring charges in the 2017 fourth quarter.

•	Adjusted operating margin refers to Adjusted operating income (as explained above) as a percentage of net revenue in the same period.

•	Adjusted net income and adjusted diluted earnings per share reflect the exclusion of a cash settlement with the HMRC related to the taxation of a legacy U.K. benefit trust obligation in the 2017 first quarter, impairment charges in the 2017 second quarter and 2017 fourth quarter, restructuring charges in the 2017 fourth quarter and the impact of the tax change legislation (U.S. Tax Cuts and Jobs Act) in the 2017 fourth quarter.

•	A reconciliation of Adjusted operating income, Adjusted operating margin, Adjusted net income and Adjusted diluted earnings per share with the most directly comparable measure calculated and presented in accordance with GAAP is provided in the third schedule of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, leadership changes, our ability to attract, integrate, manage and retain qualified consultants and senior leaders; our ability to develop and maintain strong, long-term relationships with our clients; declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate; the impact of the U.K. referendum to leave the European Union (Brexit); the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to utilize our tax losses; the timing of the establishment or reversal of valuation allowances on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2016, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Press Release Contacts:

H&S Investors & Analysts Contact:

Julie Creed—Vice President, Investor Relations & Real Estate

1 312 496 1774, jcreed@heidrick.com

H&S Media Contact:

Jon Harmon—Vice President, Corporate Communications

1 312 496 1593, jharmon@heidrick.com

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2017	2016	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$169,380	$159,821	$9,559	6.0%
Reimbursements	4,916	4,743	173	3.6%

Total revenue	174,296	164,564	9,732	5.9%

Operating expenses:
Salaries and employee benefits	125,060	112,055	13,005	11.6%
General and administrative expenses	35,862	40,101	(4,239)	-10.6%
Impairment charges	11,564	—	11,564	NM
Restructuring charges	15,666	—
Reimbursed expenses	4,916	4,743	173	3.6%

Total operating expenses	193,068	156,899	36,169	23.1%

Operating income (loss)	(18,772)	7,665	(26,437)	-344.9%

Non-operating income (expense):
Interest, net	190	72
Other, net	(507)	1,871

Net non-operating income (expense)	(317)	1,943

Income (loss) before income taxes	(19,089)	9,608
Provision for income taxes	20,119	9,115

Net income (loss)	(39,208)	493
Other comprehensive income (loss), net of tax	2,356	(5,794)

Comprehensive loss	($36,852)	($5,301)

Basic weighted average common shares outstanding	18,781	18,578
Dilutive common shares	—	419

Diluted weighted average common shares outstanding	18,781	18,997

Basic net income (loss) per common share	($2.09)	$0.03
Diluted net income (loss) per common share	($2.09)	$0.03

Salaries and employee benefits as a % of net revenue	73.8%	70.1%
General and administrative expense as a % of net revenue	21.2%	25.1%
Operating income (loss) as a % of net revenue	-11.1%	4.8%

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2017	2016	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$621,400	$582,390	$39,010	6.7%
Reimbursements	18,656	18,516	140	0.8%

Total revenue	640,056	600,906	39,150	6.5%

Operating expenses:
Salaries and employee benefits	434,219	400,070	34,149	8.5%
General and administrative expenses	147,316	147,087	229	0.2%
Impairment charges	50,722	—	50,722	NM
Restructuring charges	15,666	—	15,666	NM
Reimbursed expenses	18,656	18,516	140	0.8%

Total operating expenses	666,579	565,673	100,906	17.8%

Operating income (loss)	(26,523)	35,233	(61,756)	-175.3%

Non-operating income (expense):
Interest, net	385	244
Other, net	(3,280)	2,289

Net non-operating income (expense)	(2,895)	2,533

Income (loss) before income taxes	(29,418)	37,766
Provision for income taxes	19,217	22,353

Net income (loss)	(48,635)	15,413
Other comprehensive income (loss), net of tax	9,993	(5,937)

Comprehensive income (loss)	$(38,642)	$9,476

Basic weighted average common shares outstanding	18,735	18,540
Dilutive common shares	—	498

Diluted weighted average common shares outstanding	18,735	19,038

Basic net income (loss) per common share	$(2.60)	$0.83
Diluted net income (loss) per common share	$(2.60)	$0.81

Salaries and employee benefits as a % of net revenue	69.9%	68.7%
General and administrative expense as a % of net revenue	23.7%	25.3%
Operating income (loss) as a % of net revenue	-4.3%	6.0%

Heidrick & Struggles International, Inc.

Reconciliation of Operating Income (Loss) and Adjusted Operating Income (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue before reimbursements (net revenue)	$169,380	$159,821	$621,400	$582,390

Operating income (loss)	(18,772)	7,665	(26,523)	35,233

Adjustments
U.K. EBT settlement (1)	—	—	1,501	—
Impairment charges (2)	11,564	—	50,722	—
Restructuring charges (3)	15,666	—	15,666	—

Total adjustments	27,230	—	67,889	—

Adjusted operating income	$8,458	$7,665	$41,366	$35,233

Operating income (loss) as a % of net revenue	-11.1%	4.8%	-4.3%	6.0%
Adjusted operating income as a % of net revenue	5.0%	4.8%	6.7%	6.0%

Heidrick & Struggles International, Inc.

Reconciliation of Net Income (Loss) and Adjusted Net Income (Non-GAAP)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$(39,208)	$493	$(48,635)	$15,413

Adjustments
U.K. EBT settlement (1)	—	—	3,880	—
Impairment charges (2)	11,564	—	50,722	—
Restructuring charges (3)	15,666	—	15,666	—
Tax effect on above adjustments	(8,977)	—	(24,491)	—
2017 Tax Reform Act (4)	23,732	—	23,732	—

Total adjustments	41,985	—	69,509	—

Adjusted net income	$2,777	$493	$20,874	$15,413

Basic weighted average common shares outstanding	18,781	18,578	18,735	18,540
Dilutive common shares	344	419	406	498

Diluted weighted average common shares outstanding	19,125	18,997	19,141	19,038

Basic net income (loss) per common share	$(2.09)	$0.03	$(2.60)	$0.83
Diluted net income (loss) per common share	$(2.09)	$0.03	$(2.60)	$0.81

Adjusted basic net income per common share	$0.15	$0.03	$1.11	$0.83
Adjusted diluted net income per common share	$0.15	$0.03	$1.09	$0.81

Explanation of Non-GAAP adjustments

(1)	On March 31, 2017, the Company reached a settlement with Her Majesty’s Revenue and Customs (“HMRC”) in the United Kingdom regarding HMRC’s challenge of the tax treatment of certain of the Company’s contributions in the United Kingdom to an Employee Benefits Trust between 2002 and 2008. The Company has recorded $1.5 million related to the Pay as You Earn tax and Class 1 National Insurance Contributions and the respective beneficiary reimbursements as a component of Salaries and employee benefits in the Condensed Consolidated Statement of Comprehensive Income (Loss) for the year ended December 31, 2017. Inheritance tax and interest expense of $2.4 million incurred as a result of the settlement is recorded as a component of Other, net in the Condensed Consolidated Statement of Comprehensive Income (Loss) for the year ended December 31, 2017.

(2)	Includes $11.6 million of goodwill and intangible asset impairment related to our Leadership Consulting operating segment for the three months ended December 31, 2017. Includes $11.6 million and $39.2 million of goodwill and intangible asset impairment related to our Leadership Consulting and Culture Shaping operating segments, respectively, for the year ended December 31, 2017.

(3)	In 2017, the Company recorded restructuring charges of $15.7 million in connection with initiatives to reduce overall costs and improve operational efficiencies. These charges consist of $13.1 million of employee-related costs, including severance associated with reductions in our workforce, $2.3 million of other professional and consulting fees and $0.3 million of expenses associated with closing three office locations.

(4)	Represents the impact of the “Tax Cuts and Jobs Act” enacted on December 22, 2017.

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2017	2016	$ Change	% Change	2017 Margin *	2016 Margin *
Revenue:
Executive Search
Americas	$91,351	$82,805	$8,546	10.3%
Europe	34,812	29,972	4,840	16.1%
Asia Pacific	22,743	21,892	851	3.9%

Total Executive Search	148,906	134,669	14,237	10.6%
Leadership Consulting	11,257	15,603	(4,346)	-27.9%
Culture Shaping	9,217	9,549	(332)	-3.5%

Revenue before reimbursements (net revenue)	169,380	159,821	9,559	6.0%
Reimbursements	4,916	4,743	173	3.6%

Total revenue	$174,296	$164,564	$9,732	5.9%

Operating income (loss):
Executive Search
Americas (1)	$15,445	$15,273	$172	1.1%	16.9%	18.4%
Europe (2)	(3,909)	(76)	(3,833)	NM	-11.2%	-0.3%
Asia Pacific (3)	(3,191)	(29)	(3,162)	NM	-14.0%	-0.1%

Total Executive Search	8,345	15,168	(6,823)	-45.0%	5.6%	11.3%
Leadership Consulting (4)	(11,882)	4,419	(16,301)	-368.9%	-105.6%	28.3%
Culture Shaping (5)	537	370	167	45.1%	5.8%	3.9%

Total segments	(3,000)	19,957	(22,957)	-115.0%	-1.8%	12.5%
Global Operations Support (6)	(15,772)	(12,292)	(3,480)	-28.3%	-9.3%	-7.7%

Operating income (loss)*	($18,772)	$7,665	($26,437)	-344.9%	-11.1%	4.8%

*	Margin based on revenue before reimbursements (net revenue).

(1)	Americas operating income includes $0.8 million of restructuring charges in 2017.

(2)	Europe operating income includes $4.0 million of restructuring charges in 2017.

(3)	Asia Pacific operating income includes $2.0 million of restructuring charges in 2017.

(4)	Leadership Consulting operating loss includes $11.6 million of impairment charges and $0.9 million of restructuring charges in 2017.

(5)	Culture Shaping operating loss includes $2.5 million of restructuring charges in 2017.

(6)	Global Operations Support operating loss includes $5.5 million of restructuring charges in 2017.

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Year ended December 31,
	2017	2016	$ Change	% Change	2017 Margin *	2016 Margin *
Revenue:
Executive Search
Americas	$339,793	$313,292	$26,501	8.5%
Europe	125,346	108,754	16,592	15.3%
Asia Pacific	86,905	85,319	1,586	1.9%

Total Executive Search	552,044	507,365	44,679	8.8%
Leadership Consulting	41,227	38,806	2,421	6.2%
Culture Shaping	28,129	36,219	(8,090)	-22.3%

Revenue before reimbursements (net revenue)	621,400	582,390	39,010	6.7%
Reimbursements	18,656	18,516	140	0.8%

Total revenue	$640,056	$600,906	$39,150	6.5%

Operating income (loss):
Executive Search
Americas (1)	$81,531	$73,857	$7,674	10.4%	24.0%	23.6%
Europe (2)	2,038	6,851	(4,813)	-70.3%	1.6%	6.3%
Asia Pacific (3)	2,128	4,799	(2,671)	-55.7%	2.4%	5.6%

Total Executive Search	85,697	85,507	190	0.2%	15.5%	16.9%
Leadership Consulting (4)	(15,614)	(1,495)	(14,119)	NM	-37.9%	-3.9%
Culture Shaping (5)	(41,818)	(1,558)	(40,260)	NM	-148.7%	-4.3%

Total segments	28,265	82,454	(54,189)	-65.7%	4.5%	14.2%
Global Operations Support (6)	(54,788)	(47,221)	(7,567)	-16.0%	-8.8%	-8.1%

Total operating income (loss) (3)	$(26,523)	$35,233	$(61,756)	-175.3%	-4.3%	6.0%

*	Margin based on revenue before reimbursements (net revenue).

(1)	Americas operating income includes $0.8 million of restructuring charges in 2017.

(2)	Europe operating income includes $4.0 million of restructuring charges in 2017.

(3)	Asia Pacific operating income includes $2.0 million of restructuring charges in 2017.

(4)	Leadership Consulting operating loss includes $11.6 million of impairment charges and $0.9 million of restructuring charges in 2017.

(5)	Culture Shaping operating loss includes $39.2 million of impairment charges and $2.5 million of restructuring charges in 2017.

(6)	Global Operations Support operating loss includes $5.5 million of restructuring charges in 2017.

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31 2017	December 31, 2016
	(Unaudited)
Current assets:
Cash and cash equivalents	$207,534	$165,011
Accounts receivable, net	98,700	93,191
Prepaid expenses	22,003	21,602
Other current assets	11,620	13,779
Income taxes recoverable	3,933	4,847

Total current assets	343,790	298,430

Non-current assets:
Property and equipment, net	39,514	35,099
Assets designated for retirement and pension plans	17,130	15,698
Investments	21,319	17,346
Other non-current assets	8,999	9,322
Goodwill	118,892	151,844
Other intangible assets, net	2,158	20,690
Deferred income taxes	35,402	33,073

Total non-current assets	243,414	283,072

Total assets	$587,204	$581,502

Current liabilities:
Accounts payable	$9,824	$7,952
Accrued salaries and employee benefits	177,426	155,523
Deferred revenue, net	31,272	28,367
Other current liabilities	40,346	24,133
Income taxes payable	6,924	4,617

Total current liabilities	265,792	220,592

Non-current liabilities:
Accrued salaries and employee benefits	40,308	34,993
Retirement and pension plans	44,802	39,039
Other non-current liabilities	23,597	28,288

Total non-current liabilities	108,707	102,320

Stockholders’ equity	212,705	258,590

Total liabilities and stockholders’ equity	$587,204	$581,502

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2017	2016
Cash flows—operating activities:
Net income	$(39,208)	$493
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,504	4,757
Deferred income taxes	13,650	4,125
Stock-based compensation expense	1,020	1,338
Accretion expense related to earnout payments	202	437
Impairment charges	11,564	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	30,721	18,842
Accounts payable	1,425	(1,329)
Accrued expenses	56,373	46,221
Restructuring accrual	13,025	—
Deferred revenue	(4,051)	(2,970)
Income taxes payable, net	3,425	1,260
Retirement and pension assets and liabilities	267	1,206
Prepaid expenses	2,428	1,898
Other assets and liabilities, net	8,626	(2,441)

Net cash provided by operating activities	102,971	73,837

Cash flows—investing activities:
Capital expenditures	(861)	(3,172)
Purchases of available for sale investments	(152)	(114)
Proceeds from sale of available for sale investments	133	25

Net cash used in investing activities	(880)	(3,261)

Cash flows—financing activities:
Cash dividends paid	(2,435)	(2,513)

Net cash used in financing activities	(2,435)	(2,513)

Effect of exchange rate fluctuations on cash and cash equivalents	2,160	(3,027)

Net increase in cash and cash equivalents	101,816	65,036
Cash and cash equivalents at beginning of period	105,718	99,975

Cash and cash equivalents at end of period	$207,534	$165,011

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2017	2016
Cash flows—operating activities:
Net income (loss)	$(48,635)	$15,413
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	14,774	16,433
Deferred income taxes	(1,690)	2,394
Stock-based compensation expense	4,935	6,393
Accretion expense related to earnout payments	1,038	635
Impairment charges	50,722	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,882)	(14,425)
Accounts payable	1,474	941
Accrued expenses	18,330	(909)
Restructuring accrual	13,025	—
Deferred revenue	2,010	(1,672)
Income taxes payable, net	3,381	1,184
Retirement and pension assets and liabilities	3,065	4,215
Prepaid expenses	797	(2,330)
Other assets and liabilities, net	5,626	(3,449)

Net cash provided by operating activities	66,970	24,823

Cash flows—investing activities:
Restricted cash	(3)	7,228
Acquisition of business	(364)	(27,722)
Capital expenditures	(14,022)	(5,351)
Purchases of available for sale investments	(2,269)	(2,475)
Proceeds from sale of available for sale investments	1,404	535

Net cash used in investing activities	(15,254)	(27,785)

Cash flows—financing activities:
Proceeds from line of credit	40,000	—
Payments on line of credit	(40,000)	—
Cash dividends paid	(10,111)	(9,955)
Payment of employee tax withholdings on equity transactions	(2,392)	(2,676)
Acquisition earnout payments	(4,557)	(7,461)

Net cash used in financing activities	(17,060)	(20,092)

Effect of exchange rate fluctuations on cash and cash equivalents	7,867	(2,387)

Net increase (decrease) in cash and cash equivalents	42,523	(25,441)
Cash and cash equivalents at beginning of period	165,011	190,452

Cash and cash equivalents at end of period	$207,534	$165,011

Heidrick & Struggles International, Inc.

Reconciliation of Net Income (Loss) and Operating Income (Loss) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue before reimbursements (net revenue)	$169,380	$159,821	$621,400	$582,390

Net income (loss)	(39,208)	493	(48,635)	15,413
Interest, net	(190)	(72)	(385)	(244)
Other, net	507	(1,871)	3,280	(2,289)
Provision for income taxes	20,119	9,115	19,217	22,353

Operating income (loss)	(18,772)	7,665	(26,523)	35,233

Adjustments
Salaries and employee benefits
Stock-based compensation expense	1,020	1,339	4,597	5,831
Senn Delaney retention awards	—	617	—	3,047
General and administrative expenses
Depreciation	3,038	2,363	10,417	9,368
Intangible amortization	466	2,435	4,357	7,106
Earnout accretion	202	437	854	635
Impairment charges	11,564	—	50,722	—
Restructuring charges	15,666	—	15,666	—

Total adjustments	31,956	7,191	86,613	25,987

Adjusted EBITDA	$13,184	$14,856	$60,090	$61,220

Adjusted EBITDA Margin	7.8%	9.3%	9.7%	10.5%